UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

CLECO CORPORATE HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 28, 2016, Cleco Corporate Holdings LLC (“Cleco”) entered into a Term Loan Credit Agreement providing for a credit facility (the “Cleco Facility”) with Mizuho Bank, Ltd., as Administrative Agent, the lenders party thereto, Mizuho Bank, Ltd., Canadian Imperial Bank of Commerce, New York Branch, JPMorgan Chase Bank, N.A., Regions Bank, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and Wells Fargo Bank, N.A., as joint lead arrangers and joint bookrunners, to provide debt financing in the form of a term facility in an aggregate amount of $300.0 million. Cleco intends to use the proceeds of the Cleco Facility to repay the remaining amounts due under its acquisition loan facility and pay fees and expenses in connection therewith and with respect to the Cleco Facility.

The final maturity date under the Cleco Facility is June 28, 2021. The terms and conditions of the Cleco Facility include the following:

•
Amounts outstanding under the Cleco Facility bear interest, at Cleco’s option, at the base rate plus a margin of 0.25% to 1.00% or an adjusted LIBOR rate plus a margin of 1.25% to 2.00%, in each case with such margin being determined based on applicable ratings from certain rating agencies with respect to the long-term secured senior indebtedness of Cleco;

•	Cleco is required to maintain (on a consolidated basis) its percentage of debt to total capitalization at a level that does not exceed 65%; and

•	The Cleco Facility is secured by a pledge of Cleco’s equity interests in its wholly-owned subsidiary, Cleco Power LLC.

The Cleco Facility also contains certain customary representations and warranties, affirmative and negative covenants and events of default, as well as, in the event of an occurrence of an “Event of Default,” customary remedies for the lenders to accelerate any amounts outstanding under the Cleco Facility.

The foregoing description of the Cleco Facility is only a summary and does not purport to be complete. A copy of the Cleco Facility is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated as of June 28, 2016, by and among Cleco Corporate Holdings LLC, Mizuho Bank, Ltd., as Administrative Agent, and the lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATE HOLDINGS LLC

Date: July 1, 2016	By: /s/ Terry L. Taylor
Terry L. Taylor
CFO, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Term Loan Credit Agreement, dated as of June 28, 2016, by and among Cleco Corporate Holdings LLC, Mizuho Bank, Ltd., as Administrative Agent, and the lenders from time to time party thereto.